UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2014

Wireless Telecom Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2014, the Board of Directors (the “Board) of Wireless Telecom Group, Inc. (the “Company”) appointed Mr. Don Carlos Bell III to the Board. Mr. Bell will also serve as a member of the Board’s Compensation Committee.

In accordance with the Company’s non-employee director compensation policy, Mr. Bell will receive an annual retainer of $20,000 for his service as a member of the Board and an additional $2,000 for his service as a member of the Compensation Committee. On June 11, 2014, Mr. Bell was granted 20,000 shares of restricted stock of the Company under the Company’s equity compensation plan. Such shares of restricted stock will fully vest on the date of the 2015 annual meeting of shareholders, subject to Mr. Bell’ continued service as a director through such vesting date.

Item 8.01	Other Event

On June 13, 2014, the Company announced the appointment of Mr. Bell to the Board. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following document is herewith furnished as an exhibit to this report:

Exhibit No.	Description

99.1	Press release issued by Wireless Telecom Group, Inc. on June 13, 2014 announcing the appointment of Mr. Bell to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: June 13, 2014	By:	/s/ Paul Genova
Paul Genova
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Wireless Telecom Group, Inc. on June 13, 2014 announcing the appointment of Mr. Bell to the Company’s Board of Directors.